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Exhibit 99.1

Scottish Annuity & Life Holdings, Ltd.
Completes Private Offering of Convertible Notes

        Hamilton, Bermuda, Nov. 19, 2002—(BUSINESS WIRE)—Scottish Annuity & Life Holdings, Ltd. (SCT) announced today that it has priced its previously announced $100 million private offering of 4.50% senior convertible notes due December 1, 2022. The notes were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The offering is expected to close on November 22, 2002. The Company has granted the initial purchasers an option to purchase up to an additional $15 million principal amount of notes to cover over-allotments, if any.

        The Company intends to use proceeds from the offering to support the growth of its business, to pursue new business opportunities in the reinsurance market and for general corporate purposes. The offering is subject to certain closing conditions.

        The notes will bear interest at a rate of 4.50% per year, payable semi-annually, beginning on June 1, 2003.

        The notes will be convertible at the option of the holders, upon the occurrence of certain specified events, into shares of the Company's ordinary shares at an initial conversion price of $21.71 per share, subject to adjustment in certain circumstances. This conversion price represents a premium of 30% over yesterday's closing price of the Company's ordinary shares. Upon conversion, the Company may choose to deliver, in lieu of its ordinary shares, cash or a combination of cash and its ordinary shares.

        The notes and the ordinary shares issuable upon conversion thereof have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the notes to be offered, nor shall there be any sale of notes in any state in which such offer, solicitation or sale would be unlawful.

        Scottish Annuity & Life Holdings, Ltd. (the "Company") is a global life reinsurance specialist and issuer of customized life insurance based wealth management products for high net worth individuals and families. The Company has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman, Luxembourg and Windsor, England.

        Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The Company's management, cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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Scottish Annuity & Life Holdings, Ltd. Completes Private Offering of Convertible Notes